No. ___                                                         $__________  USD

                                EYECITY.COM, INC.

           10% Secured Convertible Debenture Due ______________, 2003

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THIS DEBENTURE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE DEBENTURE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

            THIS 10% CONVERTIBLE DEBENTURE is one of a duly authorized issue of 10% Secured Convertible Debentures (the "Debenture") of Eyecity.com, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "ISSUER"), issued on ____________, 2000 (the "Issuance Date"), and designated as its 10% Secured Convertible Debenture due ____________, 2003 and in principal amount for all such Debentures not exceeding $15,000,000.

            This Debenture is being issued, together with a warrant (the "Warrant"), as the components of a unit of the ISSUER'S securities ("Units") pursuant to the terms of the ISSUER'S Private Placement Memorandum dated _________, 2000 (the "Memorandum") and the offering described therein (the "Offering"), and is subject to all the conditions and limitations set forth in the Memorandum and the subscription documents attached as exhibits to the Memorandum.

               FOR VALUE RECEIVED, the ISSUER promises to pay to:

                ------------------------------------------------

the registered holder hereof or its registered permitted assigns, if any (the "HOLDER"), the principal sum of: ______________________ United States Dollars ($_______), on the day prior to the third anniversary of the date of issuance hereof (the "Maturity Date"), and to pay interest, as outlined below, at the rate of ten percent (10%) per annum on the principal sum outstanding for the term of this Debenture. Accrual of interest shall commence on the date hereof. Interest shall be payable by the ISSUER, in cash, semi-annually commencing on the first anniversary of the date hereof and every six (6) months thereafter that this Debenture


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

remains outstanding. The ISSUER, at its sole option, may pay interest on the Debentures in shares of the common stock, par value $.001 per share ("Common Stock"), of the ISSUER (the "Interest Shares"), provided that such Interest Shares have been registered for re-sale pursuant to the Securities Act, and are freely tradable without restriction or legend ("Registered") and are valued at the closing bid price of the Common Stock for the previous ten (10) trading days prior to the required date of issuance and delivery of such Interest Shares. The ISSUER must issue the Interest Shares, if applicable, within 30 calendar days from the date the applicable interest payment is due. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the ISSUER regarding registration and transfers of the Debenture (the "Debenture Register"); provided, however, that the ISSUER'S obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in this Debenture. The principal of this Debenture is payable as provided below at any time prior to the Maturity Date, or upon redemption, or as may be converted by the HOLDER upon the exercise of HOLDER'S conversion rights as set forth below into shares of Common Stock. In the event this Debenture is not paid in full within thirty (30) days of its Maturity Date, it may, at the election of the HOLDER, be converted into freely tradable shares of Common Stock at a price per share calculated pursuant to the conversion formula contained below. Principal and interest on this Debenture are payable at the address last appearing on the Debenture Register as designated in writing by the HOLDER hereof from time to time. The ISSUER will, at all times until all Debentures have been redeemed or converted, reserve from the proceeds of the Offering an amount equal to three
(3) months' interest due on each Debenture, to the extent then outstanding.

      As further described in Sections 8 through 11 herein, the ISSUER agrees to use its reasonable best efforts to file a registration statement ("Registration Statement") on proper form in order to register under the Securities Act with the Securities and Exchange Commission (the "Commission") for resale all shares of Common Stock into which the Debentures are convertible pursuant to the terms and conditions hereof (collectively, the "Debenture Shares") and all Interest Shares within 60 days after the date of the final issuance of any Debentures (the "Final Issuance Date"). The ISSUER further agrees to use its best efforts to cause such Registration Statement to become effective within 120 days after the Final Issuance Date ("Effectiveness"). If the ISSUER fails to achieve Effectiveness within such 120 day period, the then-outstanding Debentures shall be in default and shall bear interest at the rate of fourteen percent (14%) per annum until the earlier of such time as (x) such default is cured or (y) the Debenture Shares and Interest Shares may otherwise be publicly sold without volume restrictions applicable thereto. In the event any Debentures have already been converted into unregistered Debenture Shares at the time of such default, the holders of such shares shall be entitled to receive, at the end of each 30-day period following such default, until the earlier of such time as (x) such default is cured or (y) the Debenture Shares and Interest Shares may otherwise be publicly sold without volume restrictions applicable thereto, additional shares of Common Stock, which such shares must be Registered within 120 days from the date of Effectiveness, in an amount equal to 10% of the number of unregistered Debenture Shares owned by such holder on the date of default. As an example, if a holder owns 10,000 Debenture Shares on the day of default, 90 days thereafter he shall have received 3,000 additional shares of Common Stock. The ISSUER shall maintain the effectiveness of the Registration Statement until the earlier of (i) such time as the Debenture Shares and

Interest Shares can be sold pursuant to Rule 144 under the Securities Act or
(ii) a period of two (2) years from the later of the date of Effectiveness and the date the Common Stock is listed for quotation by the Nasdaq National Market or Nasdaq SmallCap Market (but not including the NASDAQ OTC Bulletin Board) or traded on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange or the Neuer Markt, and actually trading thereon ("Listed").

      The Debenture is subject to the following additional provisions:

            1. The Debenture is exchangeable for like Debentures in equal aggregate principal amount of authorized denominations, as requested by the HOLDER surrendering the same. No service charge will be made for such registration or transfer or exchange, although the HOLDER shall be responsible for its own expenses associated with complying with the restrictions on transfer of the Debenture.

            2. This Debenture has been issued subject to investment representations of the original HOLDER hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in this Debenture. Prior to the due presentment for such transfer of this Debenture, the ISSUER and any agent of the ISSUER may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the ISSUER nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original HOLDER, by the same representations and terms described herein and under any related agreements.

            3. (a) The HOLDER is entitled, at its option, at any time after the Issuance Date, to convert this Debenture, in whole or in part in accordance with the following terms and conditions:

                  (i) The HOLDER may exercise its right to convert the Debenture into Debenture Shares by telecopying an executed and completed notice of conversion in the form attached hereto as Exhibit A (the "Notice of Conversion") to the ISSUER and delivering the original Notice of Conversion and the original Debenture to the ISSUER by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the ISSUER in accordance with the provisions hereof shall be deemed a "Conversion Date." The ISSUER will transmit the certificates representing the Debenture Shares to the HOLDER via express courier, by electronic transfer (if applicable) or otherwise within ten (10) business days after the Conversion Date ("Delivery Date") if the ISSUER has received the original Notice of Conversion and Debenture being so converted by such date. In addition to any other remedies which may be available to the HOLDER, in the event that the ISSUER fails to effect delivery of such shares of Common Stock by the Delivery Date, the HOLDER will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the ISSUER, whereupon the ISSUER and the HOLDER shall each be restored to their respective positions immediately prior to delivery of the Notice of Conversion. The Notice of Conversion and Debenture representing the portion of the Debenture converted shall be delivered as follows:

            To the ISSUER:    Eyecity.com, Inc.
                              79 Express Street
                              Plainview, New York 11803
                              Attention: Mark Levin, CEO
                              Telephone: (516) 822-5000
                              Facsimile: (516) 822-5520

            In the event that the Debenture Shares are not delivered, by the Delivery Date, the interest rate for this Debenture shall be increased to 14% per annum.

                  (ii) The HOLDER may, at its sole option, convert, in whole or in part, the principal amount of, and accrued but unpaid interest on, the Debenture at any time from the date of issuance, into Debenture Shares at a conversion rate of $.50 per share (the "Conversion Price").

            (b) The number of shares of Common Stock issuable upon the conversion of this Debenture shall be subject to adjustment as follows, with the date of such adjustment referred to herein as the "Adjustment Date":

                  (i) In case the ISSUER shall (A) pay a dividend on Common
            Stock in Common Stock or securities convertible into, exchangeable for, or otherwise entitling a HOLDER thereof to receive Common Stock, (B) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders the right to purchase new Common Stock (or securities convertible into, exchangeable for, or otherwise entitling a holder thereof to receive Common Stock) from proceeds of such dividends (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (C) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (D) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or
            (E) issue by reclassification of its Common Stock any shares of Common Stock of the ISSUER, the number of Debenture Shares into which this Debenture is convertible shall be adjusted so that the HOLDERS of this Debenture shall be entitled to receive after the happening of any of the events described above that percentage of issued and outstanding shares of Common Stock and kind of shares of Common Stock as the HOLDERS would have received had such Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend, stock split, subdivision, combination or reclassification. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common

            Stock, such fractional share shall be disregarded and the number of shares subject to this Debenture shall be the next higher number of shares, rounding all fractions upward.

                  (ii) Whenever the Conversion Price of this Debenture is
            adjusted, as herein provided, such adjustment shall be effected (to the nearest cent) by multiplying such Conversion Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of Debenture immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

                  (iii) If the ISSUER has issued, or shall be deemed to have issued, Additional Shares of Common Stock (as hereinafter defined) without consideration or for a consideration per share less than $.50 (as adjusted to reflect stock splits, stock dividends, recapitalizations and the like) ("Adjustment Price"), then and in such event, such Conversion Price shall be reduced concurrently with such issue to a price (calculated to the nearest cent) to an amount determined by multiplying the Conversion Price by a fraction:

                        (A) the numerator of which shall be (a) the number of
                  shares of Common Stock outstanding immediately prior to the issuance of Additional Shares of Common Stock, plus (b) the number of shares of Common Stock which could be purchased at the Adjustment Price using the net aggregate consideration received by the ISSUER for the purchase of the total number of such Additional Shares of Common Stock so issued, and

                        (B) the denominator of which shall be (a) the number of
                  shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock, plus (b) the number of Additional Shares of Common Stock so issued.

                        (C) As used herein:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed to be issued (pursuant to the following sentence) by the ISSUER after the date hereof; provided, however, that, "Additional Shares of Common Stock" shall not include (i) the issuance of up to an aggregate of twenty percent (20%) of the issued and outstanding Common Stock of the ISSUER, on a fully diluted basis, to officers, directors or employees of, or consultants to, the ISSUER, pursuant to a stock


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

                  purchase or option plan or other incentive program approved by the Board of Directors, or pursuant to an employee's employment agreement with the ISSUER, (ii) the Debenture Shares, Interest Shares, Clawback Shares (as defined herein), Shares (as defined in that certain Common Stock Purchase Warrant being issued to each investor in the Offering), Placement Agent Shares (as defined in that certain placement agent agreement between the ISSUER and the Placement Agent (the "Placement Agent Agreement"), (iii) issuances or deemed issuances described in subsection 3 (b)(i) or 3(b)(ii) for which the HOLDER receives an adjustment pursuant thereto, (iv) securities issued to strategic partners, licensees, distribution partners, technology or service vendors or content providers, provided, however, that any issuances pursuant to this clause (iv) do not exceed 2% (without regard to such issuance) of the then-issued and outstanding Common Stock in any single, or group of related transactions or transactions with one such entity or any affiliate thereof, or 10% (without regard to such issuance) of the then-issued and outstanding Common Stock in the aggregate. If the ISSUER issues any Options or Convertible Securities (as hereinafter defined), the maximum number of shares of Common Stock issuable thereunder shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, if the consideration per share of such Additional Shares of Common Stock is less than the Adjustment Price then in effect, until such time as such Options or Convertible Securities shall terminate or be exercised or converted into Common Stock, upon which time the number of shares of Common Stock actually thereupon issued shall be deemed to be Additional Shares of Common Stock. Consideration per share of Additional Shares of Common Stock shall be determined by adding the consideration received upon issuance of the Options or Convertible Securities to the maximum possible consideration to be received upon exercise, conversion or exchange of such Options or Convertible Securities for shares of Common Stock. If any Consideration consists of property other than cash, the value of such property shall be computed at the fair market value at the time of such issuance of Additional Shares of Common Stock, as determined in good faith by the Board of Directors of the ISSUER.

                  "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock.

                  "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  With respect to Options and Convertible Securities, "Consideration" per share of Additional Shares of Common Stock shall be determined


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

                  by adding (x) the aggregate consideration received upon issuance of the Options or Convertible Securities divided by the number of shares receivable upon the exercise or conversion thereof and (y) the minimum possible consideration per share received upon the exercise, conversion or exchange of such Options or Convertible Securities for shares of Common Stock.

                        (iv) Notwithstanding the foregoing, if, prior to the
                  conversion of this Debenture and until 90 days after the Debenture Shares, the shares of Common Stock into which the Warrant is convertible (the "Warrant Shares") and the Interest Shares (referred to collectively herein as the "Securities") are Listed, the ISSUER implements a reverse stock split (or multiple reverse stock splits in the aggregate) of 1:5 or more, the shares of the Common Stock issuable upon conversion of this Debenture, but not to the extent previously converted into Debenture Shares, will be adjusted on a basis of no greater than 1:5. The provision of this paragraph limiting the reverse split shall apply to any cumulative multiple reverse splits should they occur.

                  (c) On the date of any (i) consolidation or merger of the
            ISSUER into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the ISSUER),
            (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the ISSUER as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the ISSUER shall cause the holder of this Debenture to have the right thereafter to convert this Debenture into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock into which such Debenture would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification. If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interest thereafter of the HOLDER, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Debenture.

                  (d) The ISSUER covenants and agrees that all Common Stock
            which may be issued upon the conversion of this Debenture will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The ISSUER shall at all times reserve and keep available for issuance upon the conversion of this Debenture such number of authorized but unissued shares of Common Stock as will be sufficient to permit the conversion, in full, of this Debenture.


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

            4. Redemption; Mandatory Conversion. The ISSUER shall have the right to redeem this Debenture upon 30 days' written notice to the HOLDER, during which such 30 day period the HOLDER may elect to convert the Debenture into Debenture Shares in accordance with the terms and conditions hereof ("Redemption"); provided, however, that if the closing bid price for the Common Stock as reported by the National Association of Securities' Dealers automated quotation system for any twenty-two (22) consecutive trading day period within the thirty (30) day period immediately prior to Redemption does not exceed $2.00 per share, at any time within six (6) months following any Redemption former holders of the Debentures shall have the right (the "Clawback Right") to purchase shares of Common Stock ("Clawback Shares") in an amount equal to the amount of principal so converted at a price equal to what would have been the applicable Conversion Price on such date. Additionally, the ISSUER shall have the right to require conversion ("ISSUER Conversion") of all or any portion of the principal and interest on the Debentures into Debenture Shares at a conversion rate equal to the Conversion Price, so long as (i) the closing bid price for the Common Stock as reported by the National Association of Securities' Dealers automated quotation system for any twenty-two (22) consecutive trading day period within the thirty (30) day period immediately prior to the time of such conversion exceeds $2.00 per share (as adjusted to reflect stock splits, stock dividends, recapitalizations and the like) and (ii) the Debenture Shares, Interest Shares, Clawback Shares and the shares underlying the warrants granted to Connecticut Capital Markets, LLC (the "Placement Agent") as consideration for acting as placement agent for the Offering have been Registered (the "Placement Agent Shares"). As used herein, "closing bid price" means, in each case at the close of trading hours (not including extended trading hours), (i) if the Common Stock is listed on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), the last reported sale price or (ii) if the Common Stock is listed on the Nasdaq National Market System, SmallCap Market or over-the-counter bulletin board, the closing bid price for the Common Stock as reported by the Nasdaq National Market System, SmallCap Market or over-the-counter bulletin board, as applicable, or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange and is not reported by NYSE, AMEX, Nasdaq National Market System, SmallCap Market or over-the-counter bulletin board, or if the Common Stock is traded in the over-the-counter market but bid quotations are not published on Nasdaq, the closing bid price for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock; or (iv) if no such quotations are available, as determined in good faith by the Board of Directors of the ISSUER.

            5. If one or more of the following described "Events of Default" shall occur:

                  (a) Any of the representations or warranties made by the
            ISSUER herein or in that certain placement agent agreement executed by the ISSUER and the Placement Agent ("Placement Agent Agreement") shall have been incorrect when made or at any Issuance Date (as defined in the Placement Agent Agreement) in any material respect; or

                  (b) The ISSUER shall breach, fail to perform, or observe in any material respect any covenant, term, provision, condition, agreement or obligation of the ISSUER under this Debenture, the Warrant and the Placement Agent Agreement, between the parties of even date herewith and such breach or failure to perform shall not have been cured within fifteen (15) business days following delivery of notice of such breach or failure to perform, which such notice shall only be required with respect to breaches or failures to perform of which the HOLDER is actually aware; or

                  (c) A trustee, liquidator or receiver shall be appointed for the ISSUER or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  (d) Any governmental agency or any court of competent
            jurisdiction at the instance of any governmental agency shall assume custody or control of all the properties or assets of the ISSUER and shall not be dismissed within sixty (60) days thereafter; or

                  (e) Bankruptcy, reorganization, insolvency or liquidation
            proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the ISSUER and, if instituted against the ISSUER, ISSUER shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in, answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty (30) days thereafter; or

                  (f) Failure of the ISSUER to use its best efforts to Register the Securities within 120 days after the Final Issuance Date;

                  (g) Failure of the ISSUER to insure that all conversions
            properly requested by the HOLDER are effected by the ISSUER; or

                  (h) Any default or breach in any material respect of the
            ISSUER'S obligations pursuant to the Security Agreement of ISSUER pursuant to which the indebtedness represented by this Debenture is secured by certain assets of the ISSUER ("Security Agreement") and such breach or failure to perform shall not have been cured within fifteen (15) business days following delivery of notice of such breach or failure to perform, which such notice shall only be required with respect to breaches or failures to perform of which the HOLDER is actually aware, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the HOLDER (which waiver shall not be deemed to be a waiver of any subsequent default), solely with respect to the failure to Register the Securities within 120 days after the Final Issuance Date, the interest rate of the Debentures shall be automatically increased to 14% per annum until the Event of Default is cured, provided that no such interest rate increase, or waiver thereof shall constitute a waiver of any other rights the HOLDER may have as a result of such Event of Default; and with respect to all Events of Default described above, the HOLDER shall have the right to immediately accelerate the maturity hereof and declare all due and unpaid amounts hereon immediately due and payable.

            6. This Debenture, together with the Memorandum and all documents annexed hereto and referenced herein, embodies the full and entire understanding and agreement between the ISSUER and HOLDER with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the ISSUER and the HOLDER. Any capitalized terms not otherwise defined herein shall have the same meaning as given in the Memorandum. In the event of any inconsistencies between this Debenture and the Memorandum, the Memorandum shall control. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Debenture or in the Memorandum shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Debenture.

            7. This Debenture will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the District Court serving New York County, New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that, if the other party to this Debenture obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Debenture irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

            8. Registration. Within sixty (60) days of the Final Issuance Date (the "Filing Period"), the ISSUER shall use its reasonable best efforts to file a Registration Statement registering for resale under the Securities Act, the Securities and further agrees to cause Effectiveness within 120 days after the Final Issuance Date. The ISSUER shall pay the expenses described in Section 10 for the Registration Statement filed pursuant to this Section 8, except for underwriting discounts and commissions and transfer taxes, which expenses shall be borne by the HOLDER.

            9. Registration Procedures. In connection with the ISSUER's obligations pursuant to Section 8, the ISSUER will:

                  (a) cause the Registration Statement to remain effective until the earlier of (i) such time as the Debenture Shares and Interest Shares can be sold pursuant to Rule 144 under the Securities Act or
            (ii) a period of two (2) years from
            the later of the date of Effectiveness and the date the Debenture Shares and Interest Shares are Listed; provided, however, that (i) such two year period shall be extended for a period of time equal to the period HOLDER refrains from selling any Debenture Shares or Interest Shares included in such Registration Statement at the request of an underwriter of securities of the ISSUER or at the request of the ISSUER or the exchange on which the Securities are Listed, and (ii) in the case of any registration of the Securities on Form S-3 or comparable successor form which are intended to be offered on a continuous or delayed basis, such two year period shall be extended, if necessary, to keep the Registration Statement effective until all Securities are sold, provided that applicable rules and regulations under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in
            (x) and (y) hereof to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") in the Registration Statement; (the "Effective Period");

                  (b) prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for the Effective Period as may be reasonably necessary to effect the sale of such securities;

                  (c) furnish to HOLDER such reasonable number of copies of the
            Registration Statement and final prospectus as HOLDER may reasonably request;

                  (d) use its best efforts to register or qualify the Securities covered by such Registration Statement under such state securities or Blue Sky laws of such jurisdictions as HOLDER may reasonably request in writing within thirty (30) days following the original filing of the Registration Statement, except that the ISSUER shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (e) Furnish to the HOLDER, and to the Placement Agent and its
            legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the Commission or received by the HOLDER, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto in both electronic and print format, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as the HOLDER may reasonably request in order to facilitate the disposition of the Securities owned by HOLDER;

                  (f) Notify HOLDER at any time when a prospectus relating
            thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of HOLDER, prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to HOLDER, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

                  (g) Use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify HOLDER (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof;

                  (h) Provide a transfer agent and registrar for all Securities and a CUSIP number for all such Securities, in each case not later than the Effective Period;

                  (i) Make available for inspection by the HOLDER, any
            underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the HOLDER or underwriter, all financial and other records, pertinent corporate documents and properties of the ISSUER and cause the ISSUER'S officers and directors to supply all information reasonably requested by the HOLDER, any underwriter, attorney or accountant in connection with such Registration Statement;

                  (j) Otherwise use its best efforts to comply with all
            applicable rules and regulations of the Commission, and make available to the HOLDER, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the Effective Period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (k) Enter into any underwriting agreement reasonably necessary to effect the offer and sale of the Securities, provided such underwriting agreement contains customary underwriting provisions and provided, further, that if the underwriter so requests, the underwriting agreement will contain customary indemnification and contribution provisions; and

                  (l) Hold in confidence and not make any disclosure of
            information concerning the HOLDER provided to the ISSUER unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement; and, upon learning that disclosure of such information concerning the HOLDER is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the HOLDER and, at its expense, undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            10. Expenses. With respect to the inclusion of the Securities in a Registration Statement, subject to Section 9(d) hereof, all fees, costs and expenses of such registration including Blue Sky fees, shall be borne by the ISSUER; provided, however, that HOLDER shall be responsible to pay for all transfer taxes.

            11. Indemnification.

            (a) The ISSUER shall indemnify the HOLDER and any underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation reasonable attorney's fees and expenses) caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the ISSUER under the Exchange Act, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this agreement or caused by any omission to state therein a material fact required to be stated therein or required to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the ISSUER by the HOLDER; which indemnification shall include each person, if any, who controls any such HOLDER within the meaning of the Exchange Act and each officer, director, employee and agent of such HOLDER.

            (b) The HOLDER shall indemnify the ISSUER and each person, if any, who controls the ISSUER within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or a material fact contained in the Registration Statement, any other registration statement filed by the ISSUER under the Act, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent and only to the extent that such losses, claims, damages or liabilities are caused (i) by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the ISSUER by the HOLDER or (ii) HOLDER'S failure to deliver the prospectus or (iii) failure of the HOLDER to sell its Securities as per the plan of distribution set forth in the prospectus; which indemnification shall include each person, if any, who controls the ISSUER within the meaning of the Act and each officer, director, employee and agent of the ISSUER; provided, however, that the HOLDER shall only be liable for such amounts up to the proceeds received from such HOLDER'S sale of Debenture Shares and Interest Shares, if any.

            (c) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under Section 11 (a) or (b) above, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this
      Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable causes of investigation; provided, however, that if, in the written opinion of counsel to the indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity might be sought by the indemnified parties thereof against the indemnifying party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 11 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

            (d) If for any reason the indemnification provided for in this
      Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified part with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

            12. Security and Subordination. This Debenture shall be secured by a first priority security interest in all assets of the ISSUER, provided, however, that this Debenture shall not have any security interest in (x) those assets set forth on Schedule A attached hereto, (y) accounts receivable factored with third party institutional financial lenders with assets of $400 million or more and regularly making such loans in their ordinary course of business ("Institutional Lender") and (z) assets (including stock) acquired in transactions without the use of the proceeds of the Offering, but only if such assets are subject to a security interest granted by the ISSUER to an Institutional Lender providing debt financing to acquire such assets. Further, the principal and interest on this Debenture shall be (x) subordinate in right of payment and priority to (i) the ISSUER'S currently outstanding 10% Subordinated Convertible Promissory Notes due October, 2003 in the aggregate principal amount of $200,000 and (ii) all collateralized loans (having no equity features other than securities or equity of the ISSUER having minimal value as against the value of the indebtedness and which is incidental to the loan and serves as compensation to the lender in exchange for making such loan) received from Institutional Lenders and (y) subordinate in priority of lien with respect to assets securing indebtedness incurred from non-Institutional Lenders to acquire assets (including stock) in transactions consummated without the use of the proceeds of the Offering.

                                        EYECITY.COM, INC.


                                        By:_____________________________________
                                           Mark Levin
                                           President and Chief Executive Officer

                                    EXHIBIT A

                            DEBENTURE CONVERSION FORM
                          To Be Executed by the Holder
                          in Order to Convert Debenture

      The undersigned Holder hereby irrevocably elects to convert the Secured Convertible Debenture issued to ________________________ (the "Debenture") and to purchase such Debenture Shares (as defined in the Debenture) of Eyecity.com, Inc. issuable upon conversion of such Debenture, and requests that certificates for such securities shall be issued in the name of:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or type name and address)

________________________________________________________________________________
(please insert social security or other identifying number)

and be delivered as follows:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or type name and address)

________________________________________________________________________________
(please insert social security or other identifying number)

and if such number of Debenture Shares shall not be all securities evidenced by the Debenture, that a new Debenture for the balance of such securities be registered in the name of, and delivered to, Holder.


                                        ________________________________________
                                        Signature of Holder